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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (date of earliest event reported):  October 3, 1996


                            GENERAL AUTOMATION, INC.
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             (Exact name of Registrant as specified in its charter)

Delaware                          0-5260                 95-248811
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(State or other jurisdiction    (Commission          (I.R.S. Employer
of incorporation)               File Number)       Identification Number)

          17731 Mitchell North, Irvine, California               92714
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          (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (714) 250-4800


                                 Not applicable
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         (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS
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        On October 3, 1996, General Automation, Inc. (the "Company") entered into an Asset Purchase Agreement with Sequoia Systems, Inc. ("SSI") for the purchase by the Company of the assets and business (collectively, the "Business") of SSI's "Sequoia Enterprise Systems" business division. The Business manufactures, services, integrates and distributes fault-tolerant Motorola 68K computer systems operating under SSI's version of UNIX and Intel based computer systems running SSI's and Alpha Micro's versions of the "PICK" application environment and database software products, and engages in various related distribution arrangements.

        The closing of the Company's purchase of the Business is subject to the satisfaction of certain conditions, including delivery of various certificates and opinions of counsel, and the accuracy, as of the closing date, of the parties' respective representations and warranties contained in the Asset Purchase Agreement.

        In exchange for the Business, the Company will pay a purchase price of $10,700,000 (subject to possible adjustment based on the net book value of the Business as of the date of closing) (the "Purchase Price"), will assume certain liabilities of SSI totalling approximately $3,000,000, and will issue to SSI a three-year Warrant entitling SSI to purchase 250,000 shares of the Company's common stock at an exercise price of $2.50 per share.

        The Purchase Price will be paid by the Company in a combination of cash and 750,000 shares of the Company's common stock. The cash portion of the Purchase Price will be paid in monthly installments, with the amount of each such installment being based on a percentage of the gross revenues received by the Company from the operation of the Business during the month to which the installment relates; provided, however, that (i) the Company must pay not less than $490,000 of the cash portion of the Purchase Price by December 31, 1996; and (ii) the Company must pay by the first anniversary of the closing of the purchase of the Business an amount (comprised of stock and cash) equal to not less than the net book value of the Business as of the closing date.

        All 750,000 shares of the Company's common stock which will comprise a portion of the Purchase Price will be issued to SSI as soon after the closing of the Company's purchase of the Business as such shares can be listed on the American Stock Exchange. However, such shares will be valued, for purposes of applying the same toward the Purchase Price, as follows: (i) 400,000 shares will be valued at $2.50 per share; (ii) 200,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten (10) trading days immediately preceding the first anniversary of the closing of the Company's purchase of the Business; and (iii)




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the remaining 150,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten (10) trading days immediately preceding any date on which a valuation of such shares is made for purposes of determining the payment of the Purchase Price, provided, however, that if the Purchase Price has not been paid in full prior to the second anniversary of the Closing Date, these shares will be valued at the average of the closing per share sales prices of a share of the Company's common stock on the American Stock Exchange during the ten (10) trading days immediately preceding the second anniversary of the closing of the Company's purchase of the Business.


                                   SIGNATURES
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        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            GENERAL AUTOMATION, INC.


Date: October 8, 1996                       By: /s/ JOHN R. DONNELLY
                                                -----------------------------
                                                John R. Donnelly, Vice
                                                President of Finance








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